UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) March 26, 2007
Electro-Optical Sciences, Inc.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	000-51481 (Commission File Number)	13-3986004 (IRS Employer Identification No.)

3 West Main Street, Suite 201, Irvington, New York (Address of principal executive offices)	10533 (Zip Code)
Registrant’s telephone number, including area code (914) 591-3783
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 — Entry into a Material Definitive Agreement
Item 7.01 — Regulation FD Disclosure
Item 9.01 — Financial Statements and Exhibits
SIGNATURES
EXHIBIT INDEX
EX-10.1: RESEARCH AND FEASIBILITY AGREEMENT
EX-99.1: PRESS RELEASE

Item 1.01 — Entry into a Material Definitive Agreement
On March 26, 2007, the Registrant entered into a Research and Feasibility Agreement (the “Agreement”) with L’Oreal S.A. (“L’Oreal) to study and assess the feasibility of using the Registrant’s novel multi-spectral imaging technology for the evaluation and differentiation of pigmented skin lesions of cosmetic importance. The Registrant has granted L’Oreal an option to take an exclusive license to use the Registrant’s technology in the field covered by the research, on terms to be mutually agreed. The laboratory and clinical research will be funded by L’Oreal.
A copy of the Agreement is filed herewith as Exhibit 10.1.
Item 7.01 — Regulation FD Disclosure
On March 28, 2007, the Registrant issued a press release announcing it had entered into the Agreement. A copy of the press release is furnished as Exhibit 99.1 to this report. Exhibit 99.1 is furnished to, but not filed with, the Securities and Exchange Commission. Registration statements or other documents filed with the Securities and Exchange Commission shall not incorporate this information by reference, except as otherwise expressly stated in such filing.
Item 9.01 — Financial Statements and Exhibits
     (b) Exhibits.

Exhibit
Number	Description
10.1	Research and Feasibility Agreement between the Registrant and L’Oreal S.A. dated as of March 26, 2007

99.1	Press Release of the Registrant dated March 28, 2007 announcing agreement with L’Oreal for cosmetic applications of novel imaging technology

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Electro-Optical Sciences, Inc.
Date: March 28, 2007	By:	/s/ Joseph V. Gulfo
President & Chief Executive Officer
(Principal Executive Officer)

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EXHIBIT INDEX

EXHIBIT
NO.	DESCRIPTION
10.1	Research and Feasibility Agreement between the Registrant and L’Oreal S.A. dated as of March 26, 2007

99.1	Press Release of the Registrant dated March 28, 2007 announcing agreement with L’Oreal for cosmetic applications of novel imaging technology

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